UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 6, 2005
(Date of earliest event reported)

THE COMPUTER NETWORK TECHNOLOGY CORPORATION 401(K) SALARY SAVINGS PLAN

(Exact name of registrant as specified in its charter)

Minnesota (State or other Jurisdiction of Incorporation)	0-13994 Commission File Number	41-1356476 IRS Employer Identification No.

6000 Nathan Lane North, Plymouth, Minnesota 55442
(Address of principal executive offices, including Zip Code)

Telephone Number (763) 268-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     ITEM 4.01 – Changes in Registrant’s Certifying Accountant.

With respect to the Computer Network Technology Corporation 401(k) Salary Savings Plan (the “Plan”), Clifton Gunderson LLP (Clifton) was engaged as the Plan’s new independent registered public accounting firm on May 6, 2005. During the two most recent fiscal years ended December 31, 2003 and 2002, and the interim period preceding the engagement of Clifton, the Plan has not consulted with Clifton regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Plan’s financial statements, and neither a written report or oral advice was provided to the Plan by Clifton that Clifton concluded was an important factor considered by the Plan in reaching a decision as to an accounting, auditing, or financial reporting issue; or (b) any matter that was either the subject of a “disagreement” or “reportable event,” as those terms are used in Item 304(a)(1) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

The Plan provided a copy of the foregoing disclosures to Clifton prior to the date of the filing of this report and requested that Clifton furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the letter furnished by Clifton in response to that request (as required by Item 304(a)(3) of Regulation S-K) dated May 6, 2005, is filed as Exhibit 16.1 to this Form 8-K.

     16.1 Letter from Clifton Gunderson LLP dated May 6, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Computer Network Technology Corporation 401(k) Salary Savings Plan by Computer Network Technology Corporation, Plan Administrator
By:	/s/ Jeffrey Bertelsen
Jeffrey Bertelsen
Treasurer

     Dated: May 6, 2005